    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 3, 1996
                                                   REGISTRATION NO. 333- _______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           SOUTHSIDE BANCSHARES INC.
             (Exact name of registrant as specified in its charter)

                    TEXAS                                       75-1848732
(State or other jurisdiction of incorporation      (I.R.S. Employer Identification No.)
              or organization)
                P.O. BOX 1079                                   SAM DAWSON
         SOUTH BECKHAM AT EAST LAKE                      EXECUTIVE VICE PRESIDENT
           TYLER, TEXAS 75710-1079                             P.O. BOX 1079
               (903) 531-7111                           SOUTH BECKHAM AT EAST LAKE
                                                          TYLER, TEXAS 75710-1079
                                                              (903) 531-7111
      (Address, including zip code, and           (Name, address, including zip code, and
  telephone number, including area code, of       telephone number, including area code,
  registrant's principal executive offices)         of registrant's agent for service)

                                   Copies to:
                            RONALD J. FRAPPIER, ESQ.
                              JENKENS & GILCHRIST,
                           A PROFESSIONAL CORPORATION
                          1445 ROSS AVENUE, SUITE 3200
                              DALLAS, TEXAS 75202
                                 (214) 855-4500

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reimbursement plans, check the following box. [ ]

                             ---------------------

                        CALCULATION OF REGISTRATION FEE

========================================================================================================
                                                                       PROPOSED
                                                                       MAXIMUM
                                     AMOUNT      PROPOSED MAXIMUM     AGGREGATE
TITLE OF EACH CLASS OF               TO BE      OFFERING PRICE PER     OFFERING       AMOUNT OF
SECURITIES REGISTERED              REGISTERED      SECURITY(1)         PRICE(1)    REGISTRATION FEE
--------------------------------------------------------------------------------------------------------
Common Stock....................  155,270 Shares       $16.50        $2,561,955         $777
========================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and based upon the average of the bid and asked price for the Common Stock on December 2, 1996 (i.e., as of a date within five business days prior to filing).

                             ---------------------

       PROSPECTUS HEREIN ALSO RELATES TO REGISTRATION STATEMENT NO. 33-21553 PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933.

PROSPECTUS

                           SOUTHSIDE BANCSHARES, INC.

                           DIVIDEND REINVESTMENT PLAN

       This Prospectus is effective as of December 3, 1996, and replaces the Prospectus, dated December 16, 1991 and any supplements thereto.

       This Prospectus relates to 155,270 authorized shares of common stock, par value $2.50 per share ("Common Stock"), of Southside Bancshares, Inc., a Texas corporation (the "Corporation"), offered for purchase under the Corporation's Dividend Reinvestment Plan (the "Plan"). Shareholders who elect to participate in the Plan ("Participants") will be able to reinvest their cash dividends in shares of the Common Stock of the Corporation at the market value determined as provided in the Plan. The Transfer Agent of the Corporation will use dividend payments for the account of Participants to acquire shares of Common Stock from the Corporation on behalf of Participants. This Prospectus relates to dividends reinvested on dividend payment dates subsequent to the date of this Prospectus. It is suggested that this Prospectus be retained for future reference.

       The Plan provides holders of Common Stock with a simple and convenient method of purchasing additional shares of Common Stock. Any owner of record is eligible to join and become a Participant in the Plan. The Plan offers shareholders the following Investment options:

  - Full Dividend Reinvestment - Shareholders may automatically reinvest all cash dividends paid on all shares of Common Stock registered in their name, including subsequent cash dividends paid on shares acquired under the Plan.

  - Partial Dividend Reinvestment - Shareholders may automatically reinvest cash dividends paid on a specified portion of shares of Common Stock registered in their name, including subsequent cash dividends paid on shares acquired under the Plan, and continue to receive cash dividends paid on the remaining shares.

       Holders of Common Stock may enroll and become Participants in the Plan by completing the enclosed Authorization Card and returning it in the envelope provided to the Transfer Agent of the Corporation. No service fees or brokerage commissions will be charged to Participants for purchases.

                               ------------------

SEE "DIVIDEND PAYMENT HISTORY AND CERTAIN RISKS" ON PAGE 2 HEREIN FOR A DISCUSSION OF CERTAIN RISKS AND FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.

                               ------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is December 3, 1996.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

       The following documents have been filed by the Corporation with the Securities and Exchange Commission ("SEC"), file number 0-12247, and are incorporated by reference in this Prospectus and are deemed to be a part of this Prospectus and the Registration Statement.

        -       Annual Report on Form 10-K for the year ended December 31, 1995.
        - Quarterly Reports on Form 10-Q for the quarters ended March 30, 1996, June 30, 1996, and September 30, 1996.

       All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be part hereof and thereof from the filing date of such documents.

       Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

       Copies, without exhibits (unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates), of the above documents may be obtained, without charge, upon written or oral request to the Corporation, Attention: Transfer Agent, Post Office Box 8444, Tyler, Texas 75711 (903/531-7111).

                             AVAILABLE INFORMATION

       The Corporation is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the SEC. Such reports, proxy statements and other information filed by the Corporation with the SEC can be inspected and copied at the public reference facilities maintained by the SEC in Washington, D.C., Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following SEC Regional Offices: Seven World Trade Center, New York, N.Y. 10048 and 500 West Madison Street, Chicago, Illinois 60601. Additionally, such materials can be inspected at the principal offices of the Corporation, 1201 South Beckham, Tyler, Texas 75701. Copies of materials filed by the Corporation with the SEC can be obtained from the SEC at prescribed rates. Such requests for documents should be directed to the SEC's Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549. The SEC maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically.

       INFORMATION CONTAINED IN THIS PROSPECTUS CONTAINS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, WHICH CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "MAY," "WILL," "EXPECT," "ANTICIPATE," "ESTIMATE" OR "CONTINUE" OR THE NEGATIVE THEREOF OR OTHER VARIATIONS THEREON OR COMPARABLE TERMINOLOGY. CERTAIN OF THE STATEMENTS IN THIS PROSPECTUS, INCLUDING THE "DIVIDEND PAYMENT HISTORY AND CERTAIN RISK FACTORS" BEGINNING ON PAGE 2 OF THIS PROSPECTUS, CONSTITUTE CAUTIONARY

STATEMENTS IDENTIFYING IMPORTANT FACTORS, INCLUDING CERTAIN RISKS AND UNCERTAINTIES, WITH RESPECT TO SUCH FORWARD-LOOKING STATEMENTS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS.

               DIVIDEND PAYMENT HISTORY AND CERTAIN RISK FACTORS

       Annualized cash dividends, declared and paid by the Corporation, were $0.25, for the fiscal year to date, and $0.35 and $0.25 per share during the fiscal years ended December 31, 1995 and 1994, respectively. Future dividends will depend on the Corporation's earnings, financial condition and other factors which the Board of Directors of the Corporation considers to be relevant.

       The Corporation cannot assure the continuation of dividend payments. Participants should recognize and understand that the Corporation cannot assure them of a profit or protect them against a loss on the shares purchased by them under the Plan. Additionally, Participants should recognize that no trading market exists for the Common Stock, thus limiting the marketability and liquidity of such stock.

                                THE CORPORATION

       The Corporation was organized as a bank holding company in 1982. As a bank holding company, the Corporation may own or control more than one bank and furnish services for such banks. At the present time, the Corporation owns or controls only one bank, Southside Bank in Tyler, Texas, which is wholly owned by the Corporation. The principal offices of the Corporation are located at 1201 S. Beckham, Tyler, Texas, 75701, and its telephone number is (903) 531-7111.

       The Corporation's primary source of income is dividends received from Southside Bank. Dividend payments are, among other things, based on bank earnings, deposit growth and capital position in compliance with regulatory guidelines. Management presently anticipates that future increases in the capital of Southside Bank will be accomplished through earnings retention or capital injection, although there is no assurance of any future increases.

                   DESCRIPTION OF DIVIDEND REINVESTMENT PLAN

       PURPOSE - The Plan provides holders of the Common Stock of the Corporation who elect to participate in the Plan with a convenient method of reinvesting their cash dividends to purchase additional shares of Common Stock of the Corporation.

       PARTICIPATION - All holders of record of shares of Common Stock are eligible to participate in the Plan. In order to participate in the Plan, a beneficial owner of shares of Common Stock registered in a name other than his own must become a holder of record of shares by having shares transferred into his name or make arrangements with the record holder to participate in the Plan on his behalf. Participants must maintain their status as shareholders of record to participate directly in the Plan. Disposal of all of a Participant's shares of Common Stock will constitute an automatic termination of participation in the Plan.

       ENROLLMENT - Holders of record of Common Stock may enroll in the Plan at any time by signing and returning the enclosed Authorization Card to the Corporation, in care of:

                Southside Bank, as Transfer Agent
                P.O. Box 8444
                Tyler, TX 75711

If a shareholder's Authorization Card is received by Southside Bank as the Transfer Agent of the Corporation on or before the record date for payment of a cash dividend, reinvestment of the Participant's dividends with respect to the designated portion of shares of Common Stock will begin with that dividend payment. If, however, a shareholder's Authorization Card is received by the Transfer Agent after the record date for payment of a cash dividend, that shareholder's dividend will be paid in cash and participation in the Plan will begin with the next cash dividend payment. For example, if an Authorization Card is received on or prior to the record date for a dividend payment set for December 16 and the dividend payment date is December 27, the dividend payable on December 27 will be reinvested under the Plan. If an Authorization Card is received after the December 16 record date, then the first dividend reinvestment under the Plan will be the next dividend payment date occurring after December
27. After enrollment, all future cash dividends, as designated on the Authorization Card, will be automatically reinvested until the earlier of (i) written notice of termination is received by the Transfer Agent, (ii) the Participant ceases to be a shareholder of record, or (iii) the Corporation suspends or terminates the Plan. During participation in the Plan, a Participant's dividends will be reinvested according to the directions given the Transfer Agent on the Authorization Card.

       The Authorization Card directs the Transfer Agent to reinvest all of the Participant's cash dividends in shares of Common Stock, including shares acquired by the Participant under the Plan, unless otherwise specified. The Participant, however, has the option to designate on the Authorization Card that the Transfer Agent reinvest only those cash dividends declared on a portion of the shares of Common Stock registered in his name. If the latter option is chosen, the dividends declared on the remaining shares will continue to be paid in cash. A Participant may change his investment option at any time by signing a new Authorization Card and returning it to the Transfer Agent.

       ADMINISTRATION - The Corporation's Transfer Agent, Southside Bank (the "Transfer Agent"), administers the Plan for Participants. The Transfer Agent, upon reinvestment of dividends for the Participant, will issue a new stock certificate representing the shares purchased with the cash dividend and will forward it to the Participant as soon as is practicable.

       PURCHASES AND PURCHASE PRICE - Shares of Common Stock will be purchased for dividend reinvestment under the Plan on the date that the cash dividend payment on shares of the Common Stock is made (the "Investment Date"). In the past, cash dividends on the Common Stock have been paid in June and December of each year. Shares of Common Stock will be acquired from the authorized but unissued shares of Common Stock of the Corporation. Participants become record owners of shares purchased under the Plan as of the Investment Date.

       The purchase price of shares of Common Stock purchased with reinvested cash dividends will be the market price of such shares on the Investment Date. The market price for the Common Stock will be based on the average purchase price of all shares of Common Stock known to the Corporation traded on the applicable Investment Date, and if no shares were traded to the knowledge of the Corporation on that day, the average purchase price of all shares of Common Stock known to the Corporation traded on the most recent day preceding the applicable Investment Date on which the Common Stock was traded because the Common Stock of the Corporation is not listed on any national securities exchange or on NASDAQ or traded in the over-the-counter market and there is not an active market for trading in the Common Stock. The determination of the purchase price with respect to the applicable date will be made by the Transfer Agent, whose determination will be final and conclusively binding on the Corporation and all Participants.

       The number of shares of Common Stock to be purchased on behalf of a Participant depends on the amount of the Participant's dividend and the market price of the shares on the Investment Date. Each Participant will be credited with the number of shares, excluding fractional shares, equal to the total amount of his cash dividends divided by the purchase price of the shares acquired on the Investment Date. Fractional shares will not be purchased and therefore will not be issued. The excess cash dividends resulting from the above purchase formula will be paid to the Participant in the form of a dividend check within 30 business days after the Investment Date.

       Participants in the Plan will be responsible for the entire tax liability associated with the payment of the dividends on the Common Stock despite their participation in the Plan. Please see "Federal Income Tax Consequences" below.

       DELIVERY OF SHARES - The Corporation, acting through the Transfer Agent, will issue stock certificates to the Participants in the Plan representing the number of shares purchased under the Plan on their behalf.

       WITHDRAWAL AND TERMINATION - A Participant may terminate participation in the Plan by submitting a written notice addressed to the Transfer Agent at the address set forth under "Description of Dividend Reinvestment
Plan - Enrollment".

       If the notice of termination is received by the Transfer Agent at least five business days prior to a dividend record date, the amount of the cash dividend which would otherwise have been invested on the next Investment Date, and all subsequent dividends, will be paid in cash. If the notice of termination is received by the Transfer Agent less than five business days before the dividend record date, the amount of the cash dividend to be invested on the next Investment Date will be so invested, but all subsequent dividends will be paid to the Participant in cash. A shareholder may re-enroll in the Plan at any time by submitting a new Authorization Card to the Transfer Agent.

       If a Participant sells all shares of Common Stock registered in his name, the Transfer Agent will terminate his participation in the Plan as of the date that the final dividend on such shares is paid to the Participant. The transferee of the Participant's shares must submit a now Authorization Card to the Transfer Agent and request Plan enrollment to participate in the Plan.

       If a Participant who is reinvesting the cash dividends on part of the Common Stock registered in his name disposes of a portion of such shares, the Transfer Agent will continue to reinvest the dividends on the remainder of the shares designated by the Participant for dividend reinvestment until the Transfer Agent is otherwise notified by the Participant in writing.

       DEATH OF A PARTICIPANT - On receipt by the Transfer Agent of proper notice of death or incompetency of a Participant, together with any other form or documentation as may be properly required by the Transfer Agent, such Participant's participation in the Plan will be terminated in the same manner as that of a Participant who withdraws from the Plan.

       COST - The purchase of Common Stock under the Plan is available to Participants without the payment of brokerage commissions or administrative costs of the Plan. However, should the Participant sell any of the shares acquired under the Plan through a broker or dealer, the Participant will be responsible for payment of any applicable brokerage fees, transfer taxes, and similar charges.

       STOCK SPLITS AND STOCK DIVIDENDS - In the event of a stock split or a stock dividend, the Participant will be issued additional shares of Common Stock as the result of the split or the dividend on the total shares acquired by the Participant under the Plan.

       SHAREHOLDER VOTING - A Participant will receive from the Corporation proxy material that will enable him to vote all the Common Stock registered in the Participant's name in connection with each meeting of shareholders of the Corporation. This will include those shares issued to the Participant under the Plan.

       REPORTS - Each Participant in the Plan will receive a 1099-DIVIDEND form reporting the total dividend paid. The 1099's are the Participant's continuing record of the cost of his purchases and should be retained for tax purposes. In addition, Participants will receive this Prospectus as well as copies of all reports sent to the holders of shares of Common Stock.

       RESPONSIBILITY OF THE CORPORATION AND TRANSFER AGENT - Neither the Corporation nor the Transfer Agent shall be liable for any act done in good faith or for any good faith omission to act when done or omitted in accordance with the terms and conditions of the Plan including, without limitation, any claim of liability arising out of a failure to terminate a Participant's participation in the Plan upon such Participant's death prior to receipt of written notice of such death. In addition, neither the Corporation nor the Transfer Agent shall be liable with respect to the prices at which the shares are purchased on behalf of a Participant or the times when such purchases are made or with respect to any fluctuation in the market value of the Common Stock before or after purchases.

       SUSPENSION, MODIFICATION OR TERMINATION OF THE PLAN - The Corporation may, in its sole discretion, terminate a Participant's individual participation in the Plan. The Corporation may also for any reason terminate, suspend or modify the Plan or any provisions of the Plan at any time. Participants will be notified, by written notice, of any suspension, modification or termination of the Plan or of the termination of their participation in the Plan. All notices to Participants shall be mailed to Participants at the address furnished by Participants to the Transfer Agent on their latest dated Authorization Card.

       FEDERAL INCOME TAX CONSEQUENCES - The following discussion is based upon information provided by the Corporation, the Internal Revenue Code of 1986, as amended and in effect on the date hereof (the "Code"), existing and proposed regulations thereunder, reports of congressional committees, judicial decisions and current administrative rulings and practices. Any of these authorities could be repealed, overruled or modified at any time after the date hereof. Any such change could be retroactive and, accordingly, could modify the tax consequences discussed herein. No ruling from the Internal Revenue Service with respect to the matters discussed herein has been requested and there is no assurance that the Internal Revenue Service would agree with the conclusions set forth in this discussion.

       This discussion is for general information only and does not address the federal income tax consequences that may be relevant to particular Participants in light of their personal circumstances or to certain types of Participants (such as dealers in securities, insurance companies, foreign individuals and entities, financial institutions and tax-exempt entities) who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

       A Participant who reinvests his dividends pursuant to the Plan generally will be treated as having received a taxable dividend on the relevant dividend payment date in an amount equal to the sum of the fair market value of the shares of Common Stock purchased on his behalf and the amount of cash actually distributed to such Participant in lieu of fractional shares of Common Stock. In essence, a Participant will be treated, for Federal income tax purposes, as receiving a taxable dividend on each dividend payment date even though such Participant may not receive any cash with which to pay the tax on such income.

       The Corporation will take the position for Federal income tax purposes that the "fair market value" of the shares will be determined in the same manner as the purchase price for shares purchased under the Plan. Please see the discussion under "DESCRIPTION OF DIVIDEND REINVESTMENT PLAN - Purchases and Purchase Price" for a description of how the purchase price is determined. The Corporation believes that this is a reasonable method to calculate the fair market value of the Common Stock. However, the issue is inherently factual and the Corporation can give no assurance that the valuations reached using this method would ultimately be upheld since the Common Stock is not listed on any national securities exchange or on NASDAQ or traded in the over-the-counter market, and there is not an active market for trading in the Common Stock.

       Fractional shares will not be purchased under the Plan. Consequently, excess cash dividends resulting from the failure to purchase fractional shares will be distributed in cash to the Participant and generally will be treated as a taxable dividend in the amount of the cash so distributed.

       A Participant's tax basis for the shares of Common Stock purchased with reinvested dividends generally will be equal to the amount treated as a taxable dividend (measured by the fair market value of the shares of Common Stock purchased on his behalf). This basis would be relevant to a Participant upon the subsequent disposition of the shares received pursuant to the Plan. Gain or loss equal to the difference between the amount realized on the disposition and the tax basis in the shares sold would be realized by the Participant when the shares received pursuant to the Plan are sold or otherwise disposed of. Such gain or loss generally would be capital in character if such shares were a capital asset in the hands of the Participant. A Participant's holding period for shares obtained pursuant to the Plan will begin on the day that the shares are purchased.

       Under the current provisions of the Code, the corporate dividends-received-deduction generally is 70% in the case of dividends other than qualifying dividends from certain 80%-owned subsidiaries and dividends from certain 20%-owned subsidiaries. Corporate shareholders should be aware that the availability of the dividends-received-deduction is limited under various special rules and that special rules also apply with respect to extraordinary dividends (as defined in section 1059 of the Code). For further information on eligibility for the dividends-received-deduction and extraordinary dividends, corporate Participants should consult with their own tax advisors.

       In the case of a foreign Participant whose dividends are subject to the withholding of U.S. income taxes or to any Participant subject to backup withholding, the tax required to be withheld will be deducted from each dividend payment before it is reinvested in the Common Stock. Thus, only the net amount of the dividend payment available after such withholding would be available to be reinvested under the Plan.

       The Corporation will report to Participants and to the Internal Revenue Service information sufficient to apprise each of them of the amounts that would constitute dividend or other income as described herein.

       PARTICIPANTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OR PARTICIPATION IN THE PLAN, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

                                USE OF PROCEEDS

       The Corporation is not able to determine the number of shares of Common Stock that will be sold by it under the Plan or the prices at which such shares will be sold. The Corporation intends to use proceeds from the sale of the Common Stock for general corporate purposes, including advances to or investments in Southside Bank. The Corporation is not able to estimate the amount of the proceeds that will be devoted to any specific purpose.

                          DESCRIPTION OF COMMON STOCK

       The authorized capital of the Corporation presently consists of Six Million (6,000,000) shares of the Common Stock, of which 3,245,959 shares were outstanding at November 15, 1996 and an additional 62,986 shares were held by the Corporation as treasury stock at November 15, 1996. Each holder of shares of the Common Stock is entitled to one vote for each share held on all questions submitted to holders of shares of Common Stock. Holders of Common Stock do not have cumulative voting rights at elections of directors, and the holders of the Common Stock have no preemptive or conversion rights. Upon issuance and sale of the shares offered hereby in accordance with the terms of the Plan, such shares will be fully paid and nonassessable. In the event of any liquidation, dissolution or winding-up of the Corporation, holders of Common Stock are entitled to share ratably in the assets of the Corporation remaining after provision for payment of creditors.

       At the annual meeting of the shareholders of the Corporation held on September 25, 1991, the shareholders approved an amendment to the articles of incorporation of the Corporation to provide for the election of directors to three classes, as nearly equal in number as possible, to hold office for staggered terms. Directors of the Corporation elected to each class shall hold office until the expiration of the term applicable to the class of directorship to which the respective director is elected and until their successors are elected and qualified, or they shall hold office until death or retirement or until resignation or removal in the manner provided in the Bylaws of the Corporation. This amendment helps ensure the continuity of the Board of Directors of the Corporation and effectively makes it more difficult for potential acquirors of the Corporation to acquire control of the Corporation through control of the Board of Directors of the Corporation.

       The Common Stock of the Corporation is not listed on any national securities exchange or on NASDAQ or traded in the over-the-counter market, and there is not an active market for trading-in the Common Stock.

       The Transfer Agent for the Common Stock is Southside Bank, Tyler, Texas.

                                    EXPERTS

       The consolidated financial statements and related schedules included in the Corporation's Annual Report to Shareholders and Form 10-K for the year ended December 31, 1995, incorporated herein and in the Registration Statement (Form S-3) by reference, have been audited by, and are incorporated herein and in the Registration Statement in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given upon the authority of that firm as experts in accounting and auditing.

                                 LEGAL MATTERS

       The validity of the shares of Common Stock offered hereby has been passed upon for the Corporation by Jenkens & Gilchrist, a Professional Corporation, Dallas, Texas 75202.

                          INDEMNIFICATION OF DIRECTORS
                        AND OFFICERS OF THE CORPORATION

       Article 2.02-1 of the Texas Business Corporation Act empowers a Texas corporation, including the Corporation, to indemnify its directors, officers, employees and agents against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses under certain circumstances.

       Sections 6.01-6.03 of the Bylaws of the Corporation provide that the Corporation shall indemnify any director or officer or former director or officer of the Corporation, or any person who may have served at its request as a director or officer or former director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, for expenses actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding, whether civil or criminal, in which he is made a party by reason of being or having been such director or officer, except as to matters as to which he is adjudged to be liable for negligence or misconduct in the performance of his duty. In addition, such Bylaws provide that the Corporation shall reimburse any such director or officer, or former director or officer or any such person serving or formerly serving in the capacities set forth above at the request of the Corporation for the reasonable cost of settlement of any such action, suit or proceeding, if a majority of the directors not involved in the matter in controversy, whether or not a quorum, determine that it is in the best interests of the Corporation that such settlement be made and that such person was not guilty of negligence or misconduct in the performance of duty. The Corporation may pay in advance any expenses which may become subject to indemnification if the Board of Directors authorizes the specific payment, and if the person receiving the payment undertakes in writing to repay the amounts unless it is ultimately determined that he is entitled to indemnification by the Corporation. Finally, such Bylaws provide that the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability as above provided or as provided by the laws of the State of Texas. The Corporation currently maintains insurance policies which insures its officers and directors against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and other persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                      ------------------------------------

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, ANY SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR ANY OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION SINCE THE DATE HEREOF.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

       The estimated expenses to be incurred in connection with the issuance and distribution of the securities covered by this Registration Statement, all of which will be paid by the Registrant, are as follows:

    Filing fee -- Securities and Exchange Commission...............  $   777*
    Printing expenses..............................................    1,500*
    Auditor's fees and expenses....................................    3,000*
    Legal fees and expenses........................................    7,500*
    Miscellaneous..................................................    1,247*
                                                                      ------
              Total................................................  $14,024*
                                                                      ======

---------------

* Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Article 2.02-1 of the Texas Business Corporation Act empowers a Texas corporation, including the undersigned Registrant, to indemnify its directors, officers, employees and agents against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses under certain circumstances.

       Sections 6.01-6.03 of the Bylaws of the Registrant provide that the Registrant shall indemnify any director or officer or former director or officer of the Registrant or any person who may have served at its request as a director or officer or former director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, for expenses actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding, whether civil or criminal, in which he is made a party by reason of being or having been such director or officer, except as to matters as to which he is adjudged to be liable for negligence or misconduct in the performance of his duty. In addition, such Bylaws provide that the Registrant shall reimburse any such director or officer, or former director or officer or any such person serving or formerly serving in the capacities set forth above at the request of the Registrant for the reasonable cost of settlement of any such action, suit or proceeding, if a majority of the directors not involved in the matter in controversy, whether or not a quorum, determine that it is in the best interests of the Registrant that such settlement be made and that such person was not guilty of negligence or misconduct in the performance of duty. The Registrant may pay in advance any expenses which may become subject to indemnification if the Board of Directors authorizes the specific payment, and if the person receiving the payment undertakes in writing to repay the amounts unless it is ultimately determined that he is entitled to indemnification by the Registrant. Finally, such Bylaws provide that the Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the

Registrant would have the power to indemnify him against such liability as above provided or as provided by the laws of the State of Texas.

       In addition, the Registrant maintains insurance policies which insures its officers and directors against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

ITEM 16. EXHIBITS.

           See Index to Exhibits on page II-5.

ITEM 17. UNDERTAKINGS.

          (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Security Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of Tyler and the State of Texas on the 2nd day of December, 1996.

                                       SOUTHSIDE BANCSHARES, INC.
                                       (Registrant)

                                       By:  /s/ B.G. HARTLEY
                                           ------------------------------------
                                           B. G. Hartley, Chairman of the Board

                               POWER OF ATTORNEY

       Each of the undersigned hereby appoints Sam Dawson and Lee R. Gibson, and each of them (with full power in each to act alone), as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission or any state regulatory agency pertaining to the registration of the securities covered hereby with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable in their or his sole discretion.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          Signature                             Title                        Date
------------------------------    ---------------------------------    -----------------
/s/  B. G. HARTLEY                Chairman of the Board and            December 2, 1996
--------------------------        Director (a Principal Executive
B. G. Hartley                     Officer)

/s/  ROBBIE N. EDMONSON           President and Director               December 2, 1996
--------------------------        (a Principal Executive Officer)
Robbie N. Edmonson

/s/  CHRIS T. BOWEN               Controller                           December 2, 1996
--------------------------        (Principal Financial Officer and
Chris T. Bowen                    Principal Accounting Officer)

/s/  FRED E. BOSWORTH             Director                             December 2, 1996
--------------------------
Fred E. Bosworth

/s/  HERBERT C. BUIE              Director                             December 2, 1996
--------------------------
Herbert C. Buie

/s/  ROLLINS CALDWELL             Director                             December 2, 1996
--------------------------
Rollins Caldwell

/s/  W. D. (JOE) NORTON           Director                             December 2, 1996
--------------------------
W. D. (Joe) Norton

/s/  WILLIAM SHEEHY               Director                             December 2, 1996
--------------------------
William Sheehy

/s/  MURPH WILSON                 Director                             December 2, 1996
--------------------------
Murph Wilson

                               INDEX TO EXHIBITS

       The following is a list of all exhibits filed as a part of this Registration Statement on Form S-3, including those incorporated herein by reference.

    Exhibit No.                                    Description
-------------------- ------------------------------------------------------------------------
       4(a)          Articles of Incorporation of Registrant, as amended (incorporated by reference from Exhibit 6(a) in the Registrant's Form 10-Q filed August
                     14, 1996 for the quarterly period ended June 30, 1996)

       4(b)          Bylaws as amended and in effect on March 23, 1995 of Southside
                     Bancshares, Inc. (filed as Exhibit 3(b) to the Registrant's Form 10K for the year ended December 31, 1994).

      *5             Opinion of Jenkens & Gilchrist, a Professional Corporation

     *23(a)          Consent of Coopers & Lybrand L.L.P.

      23(b)          Consent of Jenkens & Gilchrist (such consent is included in their opinion filed as Exhibit 5 to this Registration Statement).

      24             Power of Attorney (such Power of Attorney appears on page II-4 of Part
                     II of this Registration Statement).

     *99             Form of Authorization Card for use by shareholders of Registrant to elect to participate in the Plan.

---------------

* Filed electronically herewith.